Exhibit 99.2
Capital Senior Living Corporation

Forward-Looking Statements The forward-looking statements in this presentation are subject to certain risks and uncertainties that could cause results to differ materially, including, but not without limitation to, the Company's ability to complete the refinancing of certain of our wholly owned communities, realize the anticipated savings related to such financing, find suitable acquisition properties at favorable terms, financing, licensing, business conditions, risks of downturns in economic conditions generally, satisfaction of closing conditions such as those pertaining to licensures, availability of insurance at commercially reasonable rates and changes in accounting principles and interpretations among others, and other risks and factors identified from time to time in our reports filed with the Securities and Exchange Commission The Company assumes no obligation to update or supplement forward-looking statements in this presentation that become untrue because of new information, subsequent events or otherwise. 1

Company Overview Capital Senior Living is one of the nation's largest operators of senior living communitiesIndustry enjoys favorable demographic and supply/demand trendsNeed driven business with strong cash flow generationExecuting on accretive growth initiatives through acquisitions and conversions to higher levels of careSolid Balance Sheet 2

Company Overview Capital Senior Living operates 81 communities in 23 states with the ability to serve 11,500 residentsOperates in geographically concentrated markets CA. 407 AR. 173 AZ. 189 CT. 178 FL. 182 IA. 122 IL. 648 IN. 1,450 KS. 169 LA. 136 MI. 346 MN. 176 MO. 348 MS. 143 NC. 463 SC. 436 NE. 596 NJ. 98 NY. 387 OH. 1,452 OK. 143 TX. 2,852 VA. 153 3

Resident Demographics at CSU Communities Average age of resident: 85 yearsAverage age of resident moving in: 82 yearsAverage stay period: 2-3 yearsPercent of female residents: 80%Resident turnover is primarily attributed to death or need for higher care 4

The Capital Advantage: Senior Living Options Average 131 units per IL community with large common areas and amenitiesSupportive services, wellness programs, social, recreational, and educational events Average monthly rate of $2,350 100% private pay Average length of resident stay is 34 months Independent Living - 60% of Units Operated 5

The Capital Advantage: Senior Living Options Average 66 units per AL community 70% of communities offer AL units Assistance with activities of daily living such as medication reminders, bathing, dressing and grooming Average monthly rate of $3,600 96% private pay Average length of resident stay is 26 months Assisted Living - 33% of Units Operated 6

The Capital Advantage: Favorable Demographics

- U.S. population 75+ years old is estimated to grow by 3.5 million through 2015
  - Only 1.3 million units serving a population of 18.9 million seniors
  - Current 6.9% penetration rate implies demand growth of 40,000 units per year

U.S. Seniors Population Trends (75+ years old)



25.0
20.0
15.0
10.0
5.0
0.0
(Population in millions)
18.9
22.4
2009
2015
Implied demand growth of 40,000 units per year

Source: NIC Investment Guide 2010 and U.S. Census Bureau

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The Capital Advantage: Favorable Supply Trends New supply is constrained as construction starts are at a low level (CHART) (1) Source: Q2 11 NIC Map Data Construction Monitor for the top 31 metro markets 8

The Capital Advantage: Competitive Strengths Experienced on-site, regional, and corporate managementLarger company economies of scale and systems that yield operating efficiencies in highly fragmented industryStrong institutional relationships (debt and equity)Nimble platform and organizational structure with regional operating centers in geographically concentrated marketsSolid reputation in industry and 95% resident satisfactionSolid balance sheetStrong Board of Directors 9

The Capital Advantage: Strategy

- Focus on our core strengths
- Maximize the cash flow generated by our communities and our operations
- Enhance geographic concentration and maximize competitive strengths within each of our markets
- Increase levels of care through conversions to AL or MC units and acquisition of communities with levels of care
- Employ technology to enhance marketing, operations and care
- Capitalize on the fragmented nature of the senior living industry to strategically aggregate local and regional operators
- Leverage our existing base of operations, strong institutional relationships and proven track record

10

2011 Business Plan Focused on operations, marketing and growth to enhance shareholder value through:Organic growthProactive expense managementAccretive acquisitions and conversionsUtilization of technology 11

2011 Business Plan : Organic Growth Increase average rentsImprove occupanciesEach 1% generates $3M of revenue, $2M of EBITDAR and $0.05 per share of CFFOConvert 170 units to higher levels of care Incremental $5M of revenue and $3M of EBITDARCash flow enhancing renovations and refurbishmentsInternet marketing and web-site enhancementsImplement software programs to optimize care plans and levels of care charges 12

2011 Business Plan : External Growth Strategic acquisitions of primarily AL communities to enhance geographic concentrations geographic concentrations geographic concentrations (in millions) - Example of a $100.0 million acquisition 13

Income Statement: Q2 11 Comparison Income Statement: Q2 11 Comparison As adjusted in press releases (in millions, except per share) 14

Balance Sheet Balance Sheet Balance Sheet As of June 30, 2011 (in millions) 15

Investment Highlights

- ***Favorable demographics*** and ***attractive industry fundamentals***
- ***Experienced management team*** with demonstrated ability to operate, acquire and create value
- Predominately private pay with ***minimal federal regulation***
- ***Accretive acquisitions*** in highly fragmented industry
- ***Conversions to higher levels of care*** with significant revenue and cash flow growth
- ***Strong cash flow generation***
- ***Solid Balance Sheet***



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Capital Senior Living Corporation